Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2018 Results

NEW YORK, February 28, 2019 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2018.

Fourth Quarter 2018 Investment Highlights:

•	Invested $6.3 million in two investments

•	Received full call proceeds of $428,000 from one investment

Investment Activity in the Fourth Quarter 2018 Included:

•	Invested $4.6 million in Young Partners, L.P., Zero Coupon Secured Loan, 10.5% Yield to Maturity, 11/9/2020

•	Invested $1.7 million in Tulsa Valley Bancshares, Fixed Term Loan, 6.38%, 12/31/2028

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of December 31, 2018 (excluding cash and cash equivalents) was approximately 9.32%.

Fourth Quarter 2018 Financial Results

Net investment income was $2,769,692 or $0.42 per share, comprised of $4,712,280 in gross income and $1,942,588 of expenses. Net Assets at quarter end were $140,379,621. The Company’s Net Asset Value was $21.43 per share. The unrealized appreciation of the portfolio decreased by ($3,371,852), or ($0.51).

In the fourth quarter, the Company paid a cash distribution of $0.52 per share, comprised of a regular quarterly cash distribution of $0.38 per share and a special cash distribution of $0.14 per share. The distribution was paid on January 2, 2019 to shareholders of record at the close of business on December 24, 2018.

The Company had $51.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 26.0% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2018, the Company had total assets of $196,213,789 consisting of total investments of $189,070,497, cash of $2,831,334 and other assets of $4,311,958. Other assets include interest and dividends receivable of $3,056,292, principal receivable of $428,000, and prepaid assets of $827,666.

During the quarter, the Company invested $4.6 million in Young Partners, L.P., a holding company for Citizens Bancshares Company, Kansas City, Missouri, and $1.7 million in a subordinated loan in Tulsa Valley Bancshares, Tulsa, OK. The Company received full call proceeds of $428,000 from First Priority Financial Corporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series C, 9%.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on February 28, 2019 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 14, 2019. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13686916. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2018	September 30, 2018
Assets
Investments in securities, at fair value (cost: $190,966,167 and $185,417,086 respectively)	$189,070,497	$186,893,267
Cash	2,831,334	247,772
Receivable for investment securities redeemed	428,000	-
Interest and dividends receivable	3,056,292	2,858,829
Prepaid assets	827,666	822,001
Total assets	196,213,789	190,821,869

Liabilities
Loan payable	51,000,000	45,000,000
Dividends payable	3,406,057	-
Investment advisory fee payable	871,281	835,917
Loan interest payable	76,117	241,246
Directors fee payable	13,325	12,908
Accrued expenses payable	467,388	336,712
Total liabilities	55,834,168	46,426,783
Net Assets	$140,379,621	$144,395,086

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,550	$6,550
Paid-in-Capital	145,025,061	145,025,061
Accumulated net investment loss	(1,257,435)	(621,069)
Accumulated net realized loss on investments	(1,498,885)	(1,491,637)
Net unrealized appreciation / (depreciation) on investments	(1,895,670)	1,476,181
Net Assets	$140,379,621	$144,395,086

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,550,110	6,550,110
Net asset value per common share	$21.43	$22.04
Market price per share	$19.30	$22.42
Market price premium / (discount) to net asset value per share	-9.94%	1.72%

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Three	For The Three
	Months Ended	Months Ended
	December 31, 2018	September 30, 2018
Investment Income
Interest	$3,457,576	$3,204,190
Dividends	1,188,628	1,086,034
Origination fee income	8,790	8,392
Other Income	57,286	103,005
Total Investment Income	4,712,280	4,401,621

Expenses
Investment advisory fees	871,281	835,234
Interest expense	570,584	535,870
Professional fees	180,337	99,138
Transfer agent, custodian fees and administrator fees	55,172	56,700
Directors’ fees	53,669	49,935
ABA marketing and licensing fees	37,694	37,694
Bank fees	27,057	43,057
Investor relations fees	26,204	31,204
Delaware franchise tax	22,419	22,685
Insurance expense	18,148	18,148
Valuation fees	16,489	17,488
Printing	8,673	9,018
Due diligence expense	-	8,777
Miscellaneous fees (proxy, rating agency, etc.)	54,861	35,305
Total expenses	1,942,588	1,800,253
Net Investment Income	$2,769,692	$2,601,368

Realized and Unrealized Gain / (Loss) on Investments
Net realized loss on investments	$(7,248)	$(16,537)
Net change in unrealized appreciation / (depreciation) on investments	(3,371,852)	157,082
Net realized and unrealized gain / (loss) on investments	(3,379,100)	140,545
Net Increase / (decrease) in Net Assets Resulting From Operations	$(609,408)	$2,741,913

STONECASTLE FINANCIAL CORP.

Financial Highlights

For The Three Months Ended December 31, 2018
Per Share Operating Performance
Net Asset Value, beginning of period	$22.04
Net investment income(1)	$0.42
Net realized and unrealized gain / (loss) on investments(1)	$(0.51)
Total from investment operations	$(0.09)

Less distributions to shareholders
From net investment income	$(0.52)
Total distributions	$(0.52)

Net asset value, end of period	$21.43
Per share market value, end of period	$19.30

Total Investment Return (2)
Based on market value	-11.44%
Based on net asset value	0.03%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$140.4

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.41%
Expenses after waivers(5)*	5.41%
Net investment income(6)*	7.72%
Portfolio turnover rate **	0%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$51,000
Asset coverage per $1,000 for revolving credit agreement(7)	3,753

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.82%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.98%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.98%.
(6)	Ratio of net investment income to average managed assets equals 5.68%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized